EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eight Amendment to Credit Agreement (“Amendment”) is made as of April 14, 2009, by and among U.S. PREMIUM BEEF, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), and COBANK, ACB, an agricultural credit bank (“CoBank”), as Agent (in such capacity, the “Agent”) and as the sole Syndication Party as of the date of this Amendment.

RECITAL

This Amendment is made with respect to the Credit Agreement (Term Loan) dated as of November 25, 1997 (as amended, modified, supplemented, renewed or restated from time to time, the “Agreement”).  Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement.  The parties desire to re-advance amounts of the Loan from time to time up to $10,000,000 in the aggregate outstanding and to otherwise amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

            1.         Borrower is presently indebted under the Loan in the amount $2,316,763.34 (said existing indebtedness may sometimes be referred to herein as “Tranche A” of the Loan).  All terms of the Agreement relating to Tranche A of the Loan, including but not limited to the accrual and repayment of interest and the repayment of principal shall not be affected by this Amendment.

2.         Subject to the conditions set forth in Section 9 hereof and Sections 11.1.12, 11.1.23, 11.2.1, 11.2.9 and 11.2.10 and 11.3 of the Agreement, but otherwise the terms of the Agreement to the contrary notwithstanding, the Syndication Parties agree, each as to their Syndication Share to, in addition to Tranche A of the Loan, to re-advance amounts of the Loan previously repaid, from time to time through the Maturity Date, up to $10,000,000 in the aggregate outstanding (said re-advances may sometimes be referred to herein as “Tranche B” of the Loan).  Amounts re-advanced and repaid under Tranche B of the Loan may be again re-advanced, provided that at no time shall the aggregate amount outstanding under Tranche B of the Loan exceed $10,000,000.  As of the date of this Amendment the Syndication Share of CoBank is 100%.  Amounts re-advanced and repaid under Tranche B of the Loan may be used by Borrower for working capital and for general corporate purposes.  Notwithstanding the foregoing, during at least 30 consecutive days during each calendar year the amount outstanding under Tranche B of the Loan shall be $0.  The Aggregate Commitment shall be $12,316,763.34.  The amount set forth in the Note payable to CoBank shall be deemed to read $12,316,763.34 and the Agreement (as amended by this Amendment) shall govern and control over any contrary terms of the Note.

3.         Terms of the Agreement to the contrary notwithstanding, as to Tranche B of the Loan the Maturity Date shall be April 30, 2011.  If not due sooner by reason of acceleration, the principal amount outstanding under Tranche B of the Loan together with any unpaid interest accrued thereon, shall be due and payable on said Maturity Date.

4.         Terms of the Agreement to the contrary notwithstanding, as to Tranche B of the Loan, interest shall accrue and be payable as follows:

(a)        Advances may be maintained as Base Rate Advances or LIBOR Rate Advances according to the same terms and procedures as are set forth in the Sixth Amended and Restated Credit Agreement made as of the 25th day of July, 2007, as amended by the First and Second Amendments thereto (but not as may be subsequently amended unless agreed by the appropriate parties to this Agreement) by and among National Beef Packing Company, LLC, a Delaware limited liability company (“National Beef”), and the other financial institutions signatory thereto (the “National Beef Agreement”);

(b)        For purposes of determining Applicable Margin (but for no other purpose), Borrowing Base Availability shall have the meaning assigned to it in the National Beef Agreement;

(c)        Applicable Margin shall have the meaning assigned to it in the National Beef Agreement for Line of Credit Loans to National Beef with reference to the Borrowing Base Availability of National Beef, plus, in each case one quarter of one percent (0.25%);

(d)        Interest on Advances that are maintained as Base Rate Advances shall be accrued and shall be payable in the same manner and according to the same terms as set forth for Base Rate Advances under the National Beef Agreement (making reference to the Base Rate as defined in the National Beef Agreement and the Applicable Margin);

(e)        Interest on Advances that are maintained as LIBOR Rate Advances shall be accrued and shall be payable in the same manner and according to the same terms as set forth for LIBOR Rate Advances under the National Beef Agreement (making reference to the LIBOR Rate as defined in the National Beef Agreement, Interest Periods as defined in the National Beef Agreement, and the Applicable Margin); and

(f)         After the occurrence of an Event Default and for so long as such Event of Default is continuing, the Agent may notify Borrower that any and all amounts due shall bear interest, from the date of such notice by the Agent and for so long as such Event of Default continues, payable on demand, at a rate per annum (the “Default Rate”) equal to the lesser of (i) with respect to a Base Rate Advance, the sum of two percent (2.0%) per annum plus the Base Rate (as defined in the National Beef Agreement) in effect from time to time plus the Applicable Margin; or (ii) with respect to a LIBOR Rate Advance, during the Interest Period (as defined in the National Beef Agreement) in which the Event of Default has occurred, the sum of two percent (2.0%) per annum plus the LIBOR Rate (as defined in the National Beef Agreement) then in effect for such LIBOR Rate Advance plus the Applicable Margin, and in Interest Periods (as defined in the National Beef Agreement) subsequent to that in which the Event of Default occurred, the Default Rate applicable to a Base Rate Advance as calculated under (i) hereof.

5.         Terms of the Agreement to the contrary notwithstanding, Borrower agrees to pay to the Agent for distribution to the Syndication Parties (based on their applicable respective Syndication Shares) a quarterly non-use fee on the daily average unused amount of Tranche B of the Loan at the rate per annum of one quarter of one percent (0.25%) (the “Non-Use Fee”).  The Non-Use Fee for each calendar quarter shall be due and payable in arrears on the first Business Day of each January, April, July and October hereafter through the Maturity Date applicable to the Line of Credit Loans.  A pro-rated non-use fee shall be due and payable on the first Business Day of the quarter following the date of this Amendment and on the Maturity Date applicable to the Tranche B of the Loan.  The Non-Use Fee shall be earned as it accrues.

6.         Terms of the Agreement to the contrary notwithstanding, Working Capital and Net Worth shall be calculated on a consolidated basis.

7.         Section 13.11 of the Agreement is hereby amended in its entirety to read as follows:

“13.11 Payment of Dividends.  Borrower shall not, directly or indirectly, declare or pay any dividends on account of any units of any class of its equity or any of its patronage notices now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any units of any class of its equity or any of its patronage notices (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than additional units or patronage notices or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such units of any class of its equity or any of its patronage notices, or make any other distribution or allocation of its earnings, surplus or assets to any holder of units of any class of its equity or any of its patronage notices, or agree to do any of the foregoing; provided, that Borrower may:  (a) so long as Borrower is treated as a partnership for tax purposes, make distributions to its members on account of the federal and state income taxes that would be assessed to such members based on Borrower’s income, provided that the aggregate amount of all such distributions with respect to any calendar year may not exceed the amount of such income which would be taxable to such members for such calendar year, multiplied by the maximum applicable state and federal income tax rate for the calendar year in which taxed, and (b) in addition to the foregoing, make disbursements with respect to any units of any class of its equity or any of its patronage notices, or both; provided, that the aggregate amount of disbursements pursuant to this clause (b) shall not exceed $2,000,000 in any one calendar year.”

8.         The Loan (Tranche A of the Loan and Tranche B of the Loan) shall continue to be secured as provided for in the Security Documents.

9.         In addition to all other Event’s of Default set forth in the Agreement, the occurrence of a Matured Default under the National Beef Agreement shall be an Event of Default.  Agent shall use its commercially reasonable best efforts to provide to Borrower any default notice or termination notice under the National Beef Agreement at the same time that such notices are delivered to National Beef.

10.       This Amendment shall be effective as of its date, conditioned upon the execution and delivery to the Agent in form and substance acceptable to the Agent of: (a) this Amendment, executed by Borrower and the Agent; and (b) Secretaries Certificates from Borrower relating to resolutions, incumbency, etc; and payment of an Amendment Fee to the Agent in the amount of $25,000.

11.       This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof.  All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect.  To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

12.       This Amendment may be executed in several counterparts, each of which shall be construed together as one original.  Facsimile (or other electronic) signatures on this Amendment shall be considered as original signatures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

U.S. PREMIUM BEEF, LLC

By: __________________________
Its: __________________________

COBANK, ACB, individually and as Agent and Syndication Party

By: __________________________

Its: __________________________

{SIGNATURE PAGE TO EIGHTH AMENDEMENT TO CREDIT AGREEMENT}